SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 27, 2004 (May 26, 2004)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, LB 30, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS

Item 5. Other Events.

     On May 26, 2004, Dean Foods Company, a Delaware corporation (the “Company”), executed an amendment (the “Amendment”) to its Rights Agreement (the “Rights Agreement”) originally adopted in 1998 to, among other things, (1) increase the exercise price of a Right to $145 per share, (2) reflect the appointment of The Bank of New York as successor Rights Agent, (3) require that any redemption of the outstanding Rights occur prior to the earlier of the Stock Acquisition Date, as opposed to the Distribution Date, and the Final Expiration Date (as such terms are defined in the Rights Agreement), and (4) eliminate the so-called “deadhand” provisions that stipulated certain actions could be taken only by those members of the Board of Directors that were “continuing directors.” A “continuing director” generally was defined as a member of the Board of Directors prior to the commencement of a hostile takeover of the Company. As a result of the Amendment, decisions to be made pursuant to the original Rights Agreement by such continuing directors will now instead be made by a majority of all the directors in office at the time of such decision.

     Concurrently with the filing of this report, the Company is filing a Registration Statement on Form 8-A/A which contains a copy of the Amendment as an exhibit and is incorporated by reference into this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1*	Amendment No. 1 to Rights Agreement by and between Dean Foods Company and The Bank of New York.

*	Incorporated by reference from the Registration Statement on Form 8-A/A filed on May 27, 2004 (File No. 1-12755).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2004	DEAN FOODS COMPANY
	By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Senior Vice President and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1*	Amendment No. 1 to Rights Agreement dated as of May 26, 2004.

*	Incorporated by reference from the Registration Statement on Form 8-A/A filed on May 27, 2004 (File No. 1-12755).